UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 18, 2026

GENVOR INCORPORATED

 (Exact name of Registrant as specified in its Charter)

Nevada	000-56589	83-2054746
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1550 W Horizon Ridge Pkwy, Ste R #3040

Henderson, NV 89012

(Address of Principal Executive Offices)

(715) 903-6473

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Kalkofen as Chief Financial Officer

On May 18, 2026, the board of directors (the “Board”) of Genvor Incorporated (the “Company”) appointed Donald Kalkofen as the Company’s Chief Financial Officer effective as of May 18, 2026.

Donald Kalkofen, age 63, brings more than 20 years of Chief Financial Officer experience leading finance and operations across biotechnology, financial services, and technology, with a proven track record of guiding companies through initial public offerings and complex capital markets transactions. He has deep expertise in capital raises, SEC reporting, SOX implementation, GAAP compliance, audit committee oversight, and investor relations. Since October 2024, Mr. Kalkofen has served as a financial consultant for Wave Financial Consulting, LLC, where he is the sole owner/operator of this financial consulting practice. From April 2022 to October 2024, Mr. Kalkofen served as Chief Financial Officer of Alpha Cognition, Inc. (Nasdaq: ACOG; formerly, CSE: ACOG), a CNS-focused biotechnology company, where he oversaw and managed the preparations for the company’s initial public offering. From 2019 to 2022, Mr. Kalkofen served as Chief Financial Officer of Protagonist Therapeutics Inc. (Nasdaq: PTGX), a biopharmaceutical company. Earlier in his career, Mr. Kalkofen held Chief Financial Officer and senior finance leadership roles at Symantec Corporation and West Coast Bancorp, having begun his career as an auditor with PricewaterhouseCoopers. Mr. Kalkofen has a B.A. in accounting from Washington State University and is a Certified Public Accountant (inactive).

There are no family relationships between Mr. Kalkofen and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Kalkofen and any other persons pursuant to which Mr. Kalkofen was appointed Chief Financial Officer of the Company. There are no related party transactions involving Mr. Kalkofen that are reportable under Item 404(a) of Regulation S-K.

Mr. Kalkofen’s Service Agreement

On May 18, 2026 (the “Effective Date”), the Company entered into an Acting Chief Financial Officer Services Agreement (the “Kalkofen Service Agreement”) with Wave Financial Consulting LLC pursuant to which Mr. Kalkofen shall provide chief financial officer services.

Pursuant to the Kalkofen Service Agreement, Mr. Kalkofen will receive (i) cash compensation of $6,250 per month and (ii) deferred cash compensation of $7,750 per month. He will also receive ten-year stock options (the "Options") to purchase up to 575,000 shares of the Company's common stock, consisting of (i) options to purchase 425,000 shares that vest in equal monthly installments over 12 months from the Effective Date and (ii) options to purchase 150,000 shares that vest in full upon the occurrence of the successful listing of the Company's common stock on a U.S. national securities exchange, subject to Mr. Kalkofen's continued provision of services on each applicable vesting date.

The Kalkofen Service Agreement may be terminated by either party (i) without cause upon 30 days' prior written notice to the other party or (ii) immediately upon written notice if the other party materially breaches the Kalkofen Service Agreement and fails to cure such breach within 10 business days after receiving written notice of such breach. Upon termination, the Company shall (a) promptly pay all accrued and unpaid current cash compensation through the termination date, (b) pay any accrued and unpaid deferred compensation as of the termination date, and (c) treat the Options in accordance with the relevant provisions of the Kalkofen Service Agreement.

The Kalkofen Service Agreement also contains customary confidentiality covenants.

The foregoing description of the Kalkofen Service Agreement is not complete and is qualified in its entirety by reference to the full text of the Kalkofen Service Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Kalkofen’s Amended and Restated Service Agreement

On May 21, 2026 (the “Restatement Date”), the Company entered into an amendment and restatement of the Kalkofen Service Agreement (the “Amended and Restated Kalkofen Service Agreement”) which supersedes the Kalkofen Service Agreement in its entirety.

The Amended and Restated Kalkofen Service Agreement has an initial term of 12 months from the Restatement Date, subject to extension for one or more renewal terms upon mutual written agreement of the parties setting forth compensation, equity, and other material terms applicable to such renewal term. Neither party is obligated to extend the agreement.

Cash compensation remains unchanged from the Kalkofen Service Agreement, consisting of (i) cash compensation of $6,250 per month and (ii) deferred cash compensation of $7,750 per month. The aggregate deferred compensation shall become due and payable in a lump sum no later than December 31, 2026; provided, however, that if the Board determines in good faith that payment on such date would jeopardize the Company's ability to continue as a going concern, the Company may defer payment until such time as the Board determines payment would no longer jeopardize the Company's ability to continue as a going concern, but in no event beyond the date that is 24 months from the Restatement Date. Commencing on January 1, 2027, the monthly cash compensation payable to Mr. Kalkofen for the remainder of the term shall increase to $14,000 per month. Any amount not paid when due shall accrue interest at a rate of 6% per annum, compounding monthly.

Pursuant to the Amended and Restated Kalkofen Service Agreement, the Board shall approve an equity compensation plan (the "Plan") no later than 30 days following the Restatement Date, and promptly thereafter the Company shall grant the Options thereunder. The Options shall have an exercise price equal to the fair market value of a share of the Company’s common stock on the date of Board approval of the Plan. Following Board approval, the Board shall submit the Plan to the Company's shareholders for approval by no later than the date of the next shareholder meeting immediately following the Restatement Date. In the event that the Company does not obtain the requisite shareholder approval of the Plan by such date, the Options shall be forfeited in their entirety for no consideration.

As soon as reasonably practicable after the Company becomes eligible to file a Registration Statement on Form S-8 (or any successor form) with the SEC on or after the date the Company’s shareholders approve the Plan, the Company shall file such registration statement covering the shares of common stock issuable upon exercise of the Options, together with all other such shares issuable under the Plan. The Options shall not be exercisable until the Company files a registration statement on Form S-8 (or any successor form) covering the shares issuable upon exercise of the Options and such registration statement becomes effective.

The foregoing description of the Amended and Restated Kalkofen Service Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended Kalkofen Service Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01. Other Events

On May 21, 2026, the Company issued a press release announcing the appointment of Mr. Kalkofen as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Acting Chief Financial Officer Services Agreement by and between Company and Wave Financial Consulting LLC, dated May 18, 2026.
10.2+	Amended and Restated Acting Chief Financial Officer Services Agreement by and between Company and Wave Financial Consulting LLC, dated May 21, 2026.
99.1	Press Release of Genvor Incorporated, dated May 21, 2026

+ Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2026

GENVOR INCORPORATED

By: /s/ Chad Pawlak Name: Chad Pawlak Title: Chief Executive Officer